U.S. Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 16, 2021

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Commission File No. 033-09218

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DKG Capital Inc.

(Exact name of small business issuer as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	000-55650 (Commission File Number)	46-3787845 (I.R.S. Employer Identification No.)

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15673 Southern Blvd Suite 107-104, Loxahatchee Grove, FL 33470	33470
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 954 837 6833

500 S Australian Ave, West Palm Beach FL 33401

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common and Preferred	DKGH	OTC MARKETS

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT.

On July 16 2021 , a majority stakeholder Zoran Cvetojevic has acquired the controlling interest in DKG Capital Inc. (the “Company”) from the current CEO, Miro Zecevic. Mr. Miro Zecevic who served as interim management with his resignation will no longer serve in this position, nor be affiliated with the company.

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has appointed new management. Mr. Zoran Cvetojevic was elected to the Board of Directors. Mr. Cvetojevic is a preferred shareholder and financier. He has been on the boards of several public companies in a reverse management capacity.

Ms. Roxanne Rojas will be in a capacity of President, Treasurer and Secretary of DKG Capital. Ms. Rojas has vast public company experience in both operational and organizational matters. As the Company works through its turnaround progress she will be a pivotal point person.

ITEM 8.01 - OTHER EVENTS.

Our new corporate mailing address is 15673 Southern Blvd, Suite 107-104, Loxahatchee Grove, FL 33470

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DKG Capital, Inc.

By:	/s/ Roxanne Rojas
Roxanne Rojas President

Date:  July 30, 2021

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